Exhibit 16





                                                June 4, 2002




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Dear Sir/Madam:

       We have read the first, second and fourth paragraphs of Item 4 included in the Form 8-K dated June 4, 2002 of the Thermo Electron Corporation Choice Plan to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                             Very truly yours,



                                             /s/ Arthur Andersen LLP
                                             -----------------------------------
                                             Arthur Andersen LLP


cc: Mr. Theo Melas-Kyriazi, Vice President and Chief Financial Officer, Thermo Electron Corporation